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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Elcotel, Inc. and subsidiaries on Form S-4 of our report dated June 23, 1997, appearing in the Annual Report on Form 10-K of Elcotel, Inc. for the year ended March 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Tampa, Florida
October 27, 1997